PROSPECTUS SUPPLEMENT NO. 5                     FILED PURSUANT TO RULE 424(B)(3)

TO PROSPECTUS DATED JULY 9, 1998            REGISTRATION STATEMENT NO. 333-51873

                            FLEETWOOD CAPITAL TRUST
                   6% CONVERTIBLE TRUST PREFERRED SECURITIES
       (LIQUIDATION AMOUNT $50 PER CONVERTIBLE TRUST PREFERRED SECURITY)
 GUARANTEED TO THE EXTENT SET FORTH IN THE PROSPECTUS BY, AND CONVERTIBLE INTO
                                COMMON STOCK OF,
                          FLEETWOOD ENTERPRISES, INC.
                                 --------------

    THE FOLLOWING INFORMATION SUPPLEMENTS, AND MUST BE READ IN CONNECTION WITH, THE INFORMATION CONTAINED IN THE PROSPECTUS, DATED JULY 9, 1998, OF FLEETWOOD CAPITAL TRUST AND FLEETWOOD ENTERPRISES, INC. THIS PROSPECTUS SUPPLEMENT MUST BE DELIVERED WITH A COPY OF THE PROSPECTUS. THE CAPITALIZED TERMS THAT ARE USED IN THIS PROSPECTUS SUPPLEMENT, BUT NOT OTHERWISE DEFINED, ARE DEFINED IN THE PROSPECTUS

    THE FOLLOWING INFORMATION COMPLETELY REPLACES THE INFORMATION PROVIDED IN THE PROSPECTUS UNDER THE CAPTION "SELLING SECURITYHOLDERS."
                            ------------------------

                            SELLING SECURITYHOLDERS

    The following table sets forth, as of June 24, 1999:

    - the number of Preferred Securities beneficially owned and offered by each Selling Securityholder;

    - the percentage of Preferred Securities beneficially owned and offered by each Selling Securityholder;

    - the number of shares of Fleetwood Enterprises, Inc. common stock owned by each Selling Securityholder prior to the conversion of the Preferred Securities; and

    - the number of shares of Fleetwood Enterprises, Inc. common stock issuable upon conversion of the Preferred Securities.

The Securities may be sold from time to time by the Selling Securityholders under this prospectus.

                                                                                                                  NUMBER OF SHARES
                                                           NUMBER OF                           NUMBER OF SHARES     OF FLEETWOOD
                                                           PREFERRED          PERCENT OF         OF FLEETWOOD       ENTERPRISES,
                                                           SECURITIES            TOTAL         ENTERPRISES, INC.    INC. COMMON
                                                          BENEFICIALLY        OUTSTANDING        COMMON STOCK      STOCK ISSUABLE
                                                           OWNED AND           PREFERRED        OWNED PRIOR TO    UPON CONVERSION
                SELLING SECURITYHOLDERS                  OFFERED HEREBY       SECURITIES          CONVERSION            (1)
-------------------------------------------------------  --------------   -------------------  -----------------  ----------------
AAM/Zazove Institutional Income Fund, L.P..............      56,000                *                  --               57,471
Aim Balanced Fund......................................      90,000                1                  --               92,364
Allegheny Teledyne Inc. Pension Plan...................      55,700                *                  --               57,163
Alpine Associates......................................      45,700                *                  --               46,900
Alpine Partners, L.P...................................       4,300                *                  --                4,412
American Pioneer Life Insurance Co.....................         500                *                  --                  513
American Progressive Life & Health Ins. Co. Of New
 York..................................................         500                *                  --                  513
American Public Entity Excess Pool.....................         500                *                  --                  513
American Republic Insurance Company....................       7,000                *                  --                7,183
Anthracite Mutual Fire Insurance Company...............         200                *                  --                  205

                                                        (CONTINUED ON NEXT PAGE)
                            ------------------------

             THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JULY 9, 1999

                                                                                                                  NUMBER OF SHARES
                                                           NUMBER OF                           NUMBER OF SHARES     OF FLEETWOOD
                                                           PREFERRED          PERCENT OF         OF FLEETWOOD       ENTERPRISES,
                                                           SECURITIES            TOTAL         ENTERPRISES, INC.    INC. COMMON
                                                          BENEFICIALLY        OUTSTANDING        COMMON STOCK      STOCK ISSUABLE
                                                           OWNED AND           PREFERRED        OWNED PRIOR TO    UPON CONVERSION
                SELLING SECURITYHOLDERS                  OFFERED HEREBY       SECURITIES          CONVERSION            (1)
-------------------------------------------------------  --------------   -------------------  -----------------  ----------------
Argent Classic Convertible Arbitrage Fund (Bermuda)
 L.P...................................................      35,700                *                  --               36,637
Argent Classic Convertible Arbitrage Fund L.P..........      74,300                1                  --               76,251
Arkansas PERS..........................................      14,400                *                  --               14,778
Associated Electric & Gas Insurance Services Limited...      20,000                *                  --               20,525
Bancroft Convertible Fund, Inc.........................      40,000                *                  --               41,050
Bank of America Convertible Securities Fund............       6,000                *                  --                6,157
BCS Life Insurance Company.............................       4,000                *                  --                4,105
BNP Arbitrage SNC......................................       3,000                *                    3,120           3,078
Capital Market Transactions, Inc.......................     127,500                2                  --              130,849
Care America Life Insurance Company....................         600                *                  --                  615
Catholic Mutual Relief Society of America..............       3,500                *                  --                3,591
Catholic Mutual Relief Society Retirement Plan &
 Trust.................................................       2,000                *                  --                2,052
Catholic Relief Insurance Company of America...........       3,000                *                  --                3,078
Chicago Mutual Insurance Company.......................         400                *                  --                  410
Chrysler Insurance Company.............................      30,000                *                  --               30,788
Colgate-Palmolive Company Retirement Trust.............      28,400                *                  --               29,146
Combined Insurance Company of America..................      12,700                *                  --               13,033
Commonwealth Dealers Life Insurance....................       1,000                *                  --                1,026
David Lipscomb University General Endowment............         300                *                  --                  307
Dean Witter Convertible Securities Trust...............      50,000                *                  --               51,313
Denver Art Museum Foundation...........................       7,600                *                  --                7,799
Deutsche Bank A.G......................................     318,500                5                  --              326,867
El Pomar Foundation....................................       2,000                *                  --                2,052
Ellsworth Convertible Growth & Income Fund, Inc........      40,000                *                  --               41,050
Equi-Select Ser Growth & Income Fund...................      45,000                *                  --               46,182
Equitable Life Assurance Separate Account - Balanced...         600                *                  --                  615
Equitable Life Assurance Separate Account
 Convertibles..........................................      11,200                *                  --               11,494
Equity Income Fund.....................................      58,000                1                  --               59,523
Finance Factors Limited................................       5,200                *                  --                5,336
First Mercury Syndicate................................       2,000                *                  --                2,052
Flag Investors Value Builder Fund......................      40,000                *                  --               41,050
Frederic C. Hamilton...................................      11,760                *                  --               12,068

                                                                                                                  NUMBER OF SHARES
                                                           NUMBER OF                           NUMBER OF SHARES     OF FLEETWOOD
                                                           PREFERRED          PERCENT OF         OF FLEETWOOD       ENTERPRISES,
                                                           SECURITIES            TOTAL         ENTERPRISES, INC.    INC. COMMON
                                                          BENEFICIALLY        OUTSTANDING        COMMON STOCK      STOCK ISSUABLE
                                                           OWNED AND           PREFERRED        OWNED PRIOR TO    UPON CONVERSION
                SELLING SECURITYHOLDERS                  OFFERED HEREBY       SECURITIES          CONVERSION            (1)
-------------------------------------------------------  --------------   -------------------  -----------------  ----------------
Frontier Insurance Company.............................       5,000                *                  --                5,131
Gleneagles Fund Company................................      17,100                *                  --               17,549
Golden Rule Insurance Company..........................      57,960                1                  --               59,482
Guarantee Trust Life Insurance Co......................       7,000                *                  --                5,131
Guaranty Income Life Ins. Company......................       5,000                *                  --                7,183
Hamilton Family Trust..................................       4,840                *                  --                4,967
Highmark Convertible Securities Fund...................      10,000                *                  --               10,262
HSBC Securities Inc....................................      42,000                *                  --               43,103
Hudson River Trust Balanced Account....................       6,100                *                  --                6,260
Hudson River Trust Growth & Income Account.............       9,300                *                  --                9,544
Hudson River Trust Growth Investors....................       5,000                *                  --                5,131
ICI American Holdings Trust............................       3,900                *                  --                4,002
Integrity Mutual Insurance Company.....................       2,000                *                  --                2,052
JP Morgan Securities Incorporated......................      13,100                *                  --               13,444
Key Asset Management, Inc. as Investment Manager for
 the Potlatch-First Trust Co of St. Paul...............       2,400                *                  --                2,463
Key Asset Management, Inc. as Investment Manager for
 the University of So. Florida Fdn.....................         700                *                  --                  718
Key Asset Management, Inc. as Agent for the Key Tr.
 Convertible Sec. Fd...................................       1,448                *                  --                1,486
Key Asset Management, Inc. as Agent for the EB
 Convertible Sec. Fd...................................       5,900                *                  --                6,054
Key Asset Management, Inc. as Agent for the Field Fdn
 of Illinois...........................................         300                *                  --                  307
Key Asset Management, Inc. as Agent for the GenCorp
 Fdn...................................................         500                *                  --                  513
Key Asset Management, Inc. as Agent for the Charitable
 Sec. Fd...............................................       4,952                *                  --                5,082
Key Asset Management, Inc. as Investment Manager for
 the Health Foundation of Greater Cincinnati...........       9,100                *                  --                9,339
Key Asset Management, Inc., as Investment Manager for
 the University of South Florida Foundation #2.........       1,500                *                  --                1,539
Lehman Brothers Inc. ..................................         600                *                  --                  615
Liberty View Plus Fund.................................      10,000                *                  --               10,262
Lone Star Life Insurance Co............................      10,000                *                  --               10,262
Lord Abbett & Co.......................................       3,200                *                  --                3,284
Lord Abbett Bond - Debenture Fund, Inc.................      95,800                1                  --               98,316
Mark IV Industries, Inc. and Subsidiaries Master
 Trust.................................................      14,930                *                  --               15,322

                                                                                                                  NUMBER OF SHARES
                                                           NUMBER OF                           NUMBER OF SHARES     OF FLEETWOOD
                                                           PREFERRED          PERCENT OF         OF FLEETWOOD       ENTERPRISES,
                                                           SECURITIES            TOTAL         ENTERPRISES, INC.    INC. COMMON
                                                          BENEFICIALLY        OUTSTANDING        COMMON STOCK      STOCK ISSUABLE
                                                           OWNED AND           PREFERRED        OWNED PRIOR TO    UPON CONVERSION
                SELLING SECURITYHOLDERS                  OFFERED HEREBY       SECURITIES          CONVERSION            (1)
-------------------------------------------------------  --------------   -------------------  -----------------  ----------------
Mary Ann Hamilton......................................       3,080                *                  --                3,160
Memphis Light, Gas & Water Retirement Fund.............       5,800                *                  --                5,952
Merrill Lynch Convertible Fund, Inc....................      25,000                    *              --               25,656
Merrill Lynch ECS Convertible Securities Portfolio.....       5,000                    *              --                5,131
Merrill Lynch Insurance Group..........................       5,000                *                  --                5,131
Merrill Lynch, Pierce, Fenner & Smith Inc..............      70,000                1                  --               71,838
Merrill Lynch World Income Fund, Inc...................      10,000                    *              --               10,262
Michigan Mutual Insurance Company......................      20,000                *                  --               20,525
Midwest Security Life..................................       2,000                *                  --                2,052
Midwestern National Life Ins. Co. of Ohio..............       3,000                *                  --                3,078
Millers Mutual Fire Ins. Co............................      12,000                *                  --               12,315
Milville Mutual Insurance Company......................         600                *                  --                  615
Mount Sinai School of Medicine.........................       9,060                *                  --                9,298
NationsBanc Montgomery Securities LLC..................      30,000                *                    3,100           5,131
New Castle Mutual Ins. Co..............................         500                *                  --                  513
New Vernon Advisors, Inc...............................       3,650                *                  --                3,745
New York Life Insurance & Annuity Corporation..........      40,000                *                  --               41,050
New York Life Insurance Company........................      90,000                1                  --               92,364
Occidental Petroleum...................................       1,000                *                  --                1,026
Ohio Bureau of Workers Compensation....................       5,000                *                  --                5,131
Ohio National, Inc., Growth & Income Portfolio.........       5,000                *                  --                5,131
Olin Foundation........................................       1,020                *                  --                1,046
Oppenheimer Convertible Securities Fund................     100,000                1                  --              102,627
Ozark National Life Ins. Co............................       9,000                *                  --                9,236
Pacific Horizon Capital Income Fund....................      89,600                1                  --               91,953
Pacific Innovations Trust Capital Income Fund..........       4,800                *                  --                4,926
Palladin Overseas Fund Ltd.............................       6,800                *                  --                6,978
Park Avenue Life.......................................       8,000                *                  --                8,210
PHICO Insurance Co.....................................       2,800                *                  --                2,873
Phoenix Home Life General Account......................       4,200                *                  --                4,310
Police and Firemen's Insurance Assn....................         700                *                  --                  718
PRIM Board.............................................      20,500                *                  --               21,038
Reassurance Company of Hannover........................       3,500                *                  --                3,591
Reserve Convertible Securities Fund....................       7,500                *                  --                7,697
Salomon Brothers Asset Management, Inc.................      75,000                1                  --               76,970

                                                                                                                  NUMBER OF SHARES
                                                           NUMBER OF                           NUMBER OF SHARES     OF FLEETWOOD
                                                           PREFERRED          PERCENT OF         OF FLEETWOOD       ENTERPRISES,
                                                           SECURITIES            TOTAL         ENTERPRISES, INC.    INC. COMMON
                                                          BENEFICIALLY        OUTSTANDING        COMMON STOCK      STOCK ISSUABLE
                                                           OWNED AND           PREFERRED        OWNED PRIOR TO    UPON CONVERSION
                SELLING SECURITYHOLDERS                  OFFERED HEREBY       SECURITIES          CONVERSION            (1)
-------------------------------------------------------  --------------   -------------------  -----------------  ----------------
Salomon Smith Barney Inc...............................      15,000                *                  --               15,394
Service Life and Casualty Ins. Company.................         500                *                  --                  513
Service Lloyds Insurance Company.......................         500                *                  --                  513
Shell Pension Trust Fund...............................       1,000                    *              --                1,026
State of Delaware PERS.................................       9,300                *                  --                9,544
Susquehanna Capital Group..............................      16,395                *                  --               16,825
Tennessee Consolidated Retirement System...............      55,000                *                  --               56,444
Texas Builders Insurance Company.......................       1,500                *                  --                1,539
The Frist Foundation...................................       1,500                *                  --                1,539
The Guardian Life Insurance Company of America.........     358,000                6                  --              367,404
The Guardian Master Pension Trust......................      12,000                *                  --               12,315
Toronto Dominion (New York), Inc.......................     112,500                1                  --              115,455
UBS A.G. London Branch.................................      75,400                1                  --               77,380
University of Virginia Health Services.................       1,000                *                  --                1,026
Washington International Insurance Co..................       2,200                *                  --                2,257
Wisconsin Mutual Ins. Co...............................       2,000                *                  --                2,052
Zeneca Holdings Trust..................................       3,900                *                  --                4,002

------------------------

*   Less than one percent.

(1) The number of shares of Fleetwood Enterprises, Inc. common stock issuable upon conversion of the Preferred Securities and offered under this prospectus was determined using the initial conversion rate of 1.02627 shares of Fleetwood Enterprises, Inc. common stock for each Preferred Security.

    Unless otherwise indicated, none of the Selling Securityholders has, or within the past three years has had, any position, office or other material relationship with Fleetwood Enterprises, Inc., Fleetwood Capital Trust or any of their affiliates. Because the Selling Securityholders may, under this prospectus, sell all or some portion of the Preferred Securities, no estimate can be given as to the amount of the Securities that will be held by the Selling Securityholders after the sales have been completed. In addition, the Selling Securityholders identified above may have sold, transferred or otherwise disposed of all or a portion of their Securities after the date on which they provided the information regarding their Securities. See "Plan of Distribution."

    The Preferred Securities were originally issued by Fleetwood Capital Trust in a private placement on February 10, 1998 to an initial purchaser. The Preferred Securities were subsequently sold by the initial purchaser, in transactions exempt from the registration requirements of the Securities Act of 1933, to persons reasonably believed by the initial purchaser to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act of 1933) or to "accredited investors."

    Generally, only Selling Securityholders identified in the foregoing table may sell Securities under the Registration Statement, of which this prospectus forms a part. Fleetwood Enterprises, Inc. and Fleetwood Capital Trust may from time to time include additional Selling Securityholders in supplements or amendments to this prospectus.